SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

Date of Report: March 9, 2000

PRO-DEX, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-14942

Colorado	84-1261240
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

650 So. Taylor Ave., Suite 20-A, Louisville, CO 80027
(Address Of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 443-6136

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1. Changes in the Control of Registrant. None.

ITEM 2. Acquisition or Disposition of Assets. None.

ITEM 3. Bankruptcy or Receivership. None.

ITEM 4. Changes in Registrant's Certifying Registered Accountant. None.

ITEM 5. Other Events. On March 9, the Registrant signed a binding letter of intent to merge with Natural White, Inc. ("Natural White"), a privately-held New York corporation based in Tonawanda, New York. Natural White manufactures and distributes tooth whitening systems and specialty dentifrice products through retail outlets in North America and Europe.

The parties intend that the merger be structured as a reverse triangular merger pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. It is anticipated that a subsidiary of Natural White will merge with and into the Registrant and continue, at the effective time of the merger, as the surviving corporation which the parties intend to be a public reporting company under the Securities Exchange Act of 1934, as amended, of which fifty five percent will be held by the Natural White, Inc. shareholders.

Completion of the transaction is subject to a successful due diligence review of Natural White, the negotiation and execution of a definitive merger and other ancillary agreements, the approval of companies' respective boards of directors and shareholders, as well as the satisfaction of customary closing conditions.

ITEM 6. Resignation of Registrant's Directors. None.

ITEM 7. Financial Statements and Exhibits. None.

ITEM 8. Changes in Fiscal Year. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-DEX, INC.

/s/ George J. Isaac
George J. Isaac
Chief Financial Officer